UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2011
______________________________

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2925 Briarpark, Suite 1050 Houston, Texas 77042 (Address of principal executive offices, including ZIP code)
(713) 499-6200 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 16, 2011, the Company held its annual meeting of the shareholders at the Newark Airport Marriott, 1 Hotel Road, Newark, NJ 07114. Eugene I. Davis, Michael W. Harlan, Kurt M. Cellar, Michael D. Lundin, Robert M. Rayner and Colin M. Sutherland were elected to the Board of Directors for one-year terms expiring at the 2012 annual meeting of shareholders. The shareholders also ratified the Board of Directors’ appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011. The final voting results on these matters were as follows:

1.  Election of Directors:

	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
Beneficial	7,739,608	0	17,064	1,751,679
Registered	0	0	0	0

Name	Votes For	Votes Withheld
Eugene I. Davis	5,174,811	2,581,861
Michael W. Harlan	5,623,099	2,133,573
Kurt M. Cellar	5,688,572	2,068,100
Michael D. Lundin	5,687,572	2,069,100
Robert M. Rayner	7,726,294	30,378
Colin M. Sutherland	5,688,572	2,068,100

2.  Appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011:

Votes For	Votes Against	Votes Abstained
8,641,438	866,913	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.
Date: August 16, 2011	By: /s/ James C. Lewis
James C. Lewis
Senior Vice President and
Chief Financial Officer